                                                                EXHIBIT 4 (c)(v)



                                                                 CONFORMED COPY

      FOURTH AMENDMENT, CONSENT AND WAIVER dated as of August 30, 1999 (this "Amendment"), to the Credit Agreement dated as of September 23, 1990, as amended and restated as of February 7, 1997, as amended by the Amendment dates as of May 6, 1997, the Amendment dates as of November 21, 1997 and the Third Amendment dated as of November 29, 1998 (the "Credit Agreement"), among ESCO ELECTRONIC CORPORATION, a Missouri corporation ("Parent"), DEFENSE HOLDING CORP., formerly Emerson Defense Holding Corp., a Delaware corporation (the "Borrower"), the financial institutions party thereto as lenders (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Credit Agreement.

    The Borrower intends to sell all the capital stock of SEI to Engineered Systems and Electronics, Inc. (the "Purchaser") for a purchase price not less than $85,000,000 pursuant to the Stock Purchase Agreement (the "SEI Purchase Agreement") dated August 23, 1999, among the Parent, the Borrower and the Purchaser (the "SEI Sale"), substantially in the form attached hereto as Exhibit
A. The Borrower intends to use a portion of the proceeds of the SEI Sale to repay the outstanding principal amount of the Term Loans and a portion of the outstanding Working Capital Loans.

    The Borrower has requested that the Required Banks consent to the SEI Sale and agree to amend and waive certain provisions of the Credit Agreement as provided herein. The Required Banks are willing, on the terms, subject to the conditions and to the extent set forth below, to consent to the SEI Sale and so to amend and waive such provisions of the Credit Agreement.

    In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

    SECTION 1. Amendment. (a) Schedule 1 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule 1 hereto.

    SECTION 2. Consent and Waiver. The Required Banks hereby consent to the consummation of the SEI Sale and waive compliance by the Borrower with Section
5.13 of the Credit Agreement to the extent (but only to the extent) necessary to allow the consummation of the SEI Sale. The Required Banks further consent to the execution and delivery by the Agent of all termination statements and other documents with respect to the release of SEI from its obligations under the Security Documents and the Guarantee Agreement and the release of the pledge of the stock of SEI by the Borrower pursuant to the Pledge Agreement.

    SECTION 3. Representations and Warranties. Each of ESCO and the Borrower represents and warrants to the Agent and each of the other Banks that:

    (a) After giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly related to an earlier date.

          (b) After giving effect to his Amendment, no Event of Default or Default has occurred and is continuing.

     SECTION 4. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (a) the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of ESCO, the Borrower and the Required Banks, (b) all outstanding Term Loans and Working Capital Loans in excess of the Working Capital Commitments, as reduced pursuant to this Amendment, shall have been prepaid in full and (c) the SEI Sale shall have been consummated in accordance with its terms.

     SECTION 5. Credit Agreement. Except as specifically amended and waived hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement.

     SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 8. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                         ESCO ELECTRONICS CORPORATION,

                                         by /s/ Donald H. Nonnenkamp
                                            ------------------------------------
                                            Name:  Donald H. Nonnenkamp
                                            Title: Vice President & Treasurer

                                         DEFENSE HOLDING CORP.,

                                         by /s/ Dennis J. Moore
                                            ------------------------------------
                                            Name:  Dennis J. Moore
                                            Title: Chairman of the Board &
                                                   President

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, individually and as Agent,

                         by  /s/ Sovanna L. Day
                             --------------------------------------------
                             Name:  Sovanna L. Day
                             Title: Vice President


                         BANK OF AMERICA, N.A.,

                         by  /s/ Steven A. Linton
                             --------------------------------------------
                             Name:  Steven A. Linton
                             Title: Vice President


                         THE BANK OF NEW YORK,

                         by  /s/ David G. Shedd
                             --------------------------------------------
                             Name:  David G. Shedd
                             Title: Vice President


                         FLEET BUSINESS CREDIT CORPORATION,

                         by  /s/ Daniel C. Dupre
                             --------------------------------------------
                             Name:  Daniel C. Dupre
                             Title: Vice President


                         THE BANK OF NOVA SCOTIA,

                         by  /s/ F.C.H. Ashby
                             --------------------------------------------
                             Name:  F.C.H. Ashby
                             Title: Senior Manager Loan Operations


                         FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                         by  /s/ C. Jeffrey Seaton
                             --------------------------------------------
                             Name:  C. Jeffrey Seaton
                             Title: Senior Vice President

                         NATIONAL CITY BANK

                         by  /s/ Barry C. Robinson
                             --------------------------------------------
                             Name:  Barry C. Robinson
                             Title: Vice President

                                                                      SCHEDULE 1

                                  Commitments
                                  -----------

                                 Working
                                 Capital         Total         Percentage of
Name of Bank                    Commitment     Commitment     Total Commitment
------------                    -----------    -----------    ----------------

Morgan Guaranty Trust
Company of New York             $ 8,572,000    $ 8,572,000        21.43%


Bank of America, N.A.           $ 8,000,000    $ 8,000,000        20.00%


The Bank of New York            $ 6,572,000    $ 6,572,000        16.43%


Fleet Business Credit
Corporation                     $ 6,000,000    $ 6,000,000        15.00%


The Bank of Nova Scotia         $ 4,000,000    $ 4,000,000        10.00%


First Union National Bank
of North Carolina               $ 4,000,000    $ 4,000,000        10.00%


National City Bank              $ 2,856,000    $ 2,856,000         7.14%
                                -----------    -----------        -----


TOTAL                           $40,000,000    $40,000,000          100%
                                ===========    ===========        =====
